UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 29, 2022

__________________________________________________________________________
Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
__________________________________________________________________________

Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
__________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Draw-down of Revolving Credit Facility

On December 29, 2022, Digital Media Solutions, LLC (“DMS” or the “Company”), a subsidiary of Digital Media Solutions, Inc. (the “Company”), drew $35.0 million under its $50 million senior secured revolving credit facility (the “Revolving Facility”), which is maintained under our May 25, 2021 senior secured credit facility (the “Credit Facility”) with a syndicate of lenders (“Lenders”), arranged by Truist Bank and Fifth Third Bank, as joint lead arrangers, and Truist Bank, as administrative agent. Together with the previously disclosed draw of $5.0 million on October 4, 2022, $40.0 million is currently outstanding under our Revolving Facility. The Company intends to use the borrowings for general corporate purposes, including certain acquisition opportunities that it is considering. In the event that no acquisition opportunity is realized, the Company intends to repay all or a substantial portion of the $35.0 million draw-down. As of December 31, 2022, the Company had approximately $48.9 million in cash on the unaudited consolidated balance sheet, inclusive of the draw-downs under the Revolving Facility. The approximate cash amount as of December 31, 2022, is preliminary and subject to change as part of the Company’s normal fiscal year closing process, which has not yet been completed.

As of December 31, 2022, the effective interest rate on the borrowings under the Revolving Facility was 8.6%. Under the Revolving Facility, DMS LLC pays a 0.50% per annum commitment fee in arrears on the undrawn portion of the revolving commitments.

Item 8.01 Other Events

Strategic Alternatives Update

As previously disclosed, on August 16, 2021, we commenced a process to evaluate potential strategic alternatives to maximize shareholder value, and as part of that process, have been evaluating a full range of strategic, operational and financial alternatives. On September 8, 2022, our board of directors received an offer from Prism Data, LLC, an investment vehicle affiliated with our CEO Joseph Marinucci and our COO Fernando Borghese, to acquire all of our outstanding Class A common stock of DMS for $2.50 per share in cash.

Our board of directors, together with its independent outside financial adviser with respect to the Prism Data proposal, continues to engage in dialogue with Prism Data and its financial adviser regarding the proposal as part of the ongoing strategic alternatives process. In addition, as noted in Items 2.02/2.03 above, our board of directors is reviewing certain additional acquisition opportunities as part of the strategic alternatives. There can be no assurance that the Prism Data proposal, the other acquisition opportunities, or the strategic alternatives process will result in any transaction, or any assurance as to the outcome or timing of any such transaction.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made in reliance upon the protections provided by such acts for forward-looking statements. These forward-looking statements are often identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, and are based on the beliefs and expectations of our management team from the information available at the time such statements are made. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to, those disclosed under “Risk Factors” in DMS’s Annual Report on Form 10-K and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2023

Digital Media Solutions, Inc.

/s/ Richard Rodick
Name:	Richard Rodick
Title:	Chief Financial Officer